UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant	☐

Check the appropriate box:

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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☒	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.

SCWORX CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

SCWORX CORP.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On December 23, 2024

You are hereby notified that the annual meeting of stockholders of SCWorx Corp. (“Annual Meeting”) (the “Company”), will be held at the Regus conference room at 35Village Rd, Suite 100, Middleton, MA 01949 on December 23, 2024, for the following purposes:

1.	To elect four directors to serve until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified;

2.	To consider and vote, on a non-binding, advisory basis, upon the compensation of those of our executive officers listed in the Summary Compensation Table appearing elsewhere in this proxy statement, or our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K;

3.	To ratify the selection of Astra Audit & Advisory, LLC as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024;

4.	To consider and vote upon a proposal to authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our common stock, par value $0.001 per share (“Common Stock”) upon (i) conversion of convertible promissory notes and (ii) exercise of common stock purchase warrants issued by us (including any amortization payments made to the holders of convertible promissory notes in the form of the issuance of shares of Common Stock and upon the operation of anti-dilution and other adjustment provisions contained in such convertible promissory notes and warrants), in each case pursuant to the terms of that certain Securities Purchase Agreement, dated July 16, 2024 (the “Issuance Proposal”), by and among the Company and the investors named therein in an amount equal to or in excess of 20% of our Common Stock outstanding before the issuance of such stock and warrants and at prices below the “Minimum Price” as defined below;

5.	To consider and vote upon a proposal to authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our Common Stock pursuant to a certain settlement agreement dated July 15, 2024 (the “Settlement Agreement”) in an amount which may be equal to or in excess of 20% of our Common Stock outstanding before the issuance of such stock and at prices below the Minimum Price;

6.	To consider and vote upon a proposal to authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of Common Stock pursuant to the exercise of common stock purchase warrants issued by us (including the issuance of shares of Common Stock upon the operation of anti-dilution and other adjustment provisions contained in such warrants) pursuant to the terms of that certain Securities Purchase Agreement, dated November 19, 2024 (the “Private Investment”), by and among the Company and the investors named therein in an amount, which when coupled with shares of common stock issued in the Private Offering, will be equal to or in excess of 20% of our Common Stock outstanding as of July 16, 2024 and at prices below the Minimum Price;

7.	To consider and vote upon a proposal to authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our Common Stock upon (i) conversion of up to $1,500,000 of convertible promissory notes and (ii) exercise of common stock purchase warrants to purchase up to 1,500,000 shares of Common Stock to be issued by us (including any amortization payments made to the holders of such convertible promissory notes in the form of issuance of shares of Common Stock and upon the operation of anti-dilution and other adjustment provisions contained in such convertible promissory notes and warrants) on the same terms as the convertible promissory notes and common stock purchase warrants issued pursuant to the Securities Purchase Agreement, dated July 16, 2024, except for the terms described herein, to be entered into on a date within 60 days of the Annual Meeting (the “Second Issuance Proposal”), in an amount equal to or in excess of 20% of our Common Stock outstanding as of July 16, 2024 and at prices below the Minimum Price;

8.	To consider and vote upon a proposed amendment of the Company’s certificate of incorporation to effect a reverse stock split of the Company’s Common Stock at a ratio to be determined by our board of directors, in its discretion, but within the range of 1/2 and 1/15, if the minimum bid price of $1.00 is not maintained and the company receives a notice of deficiency from Nasdaq; and

9.	To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

All stockholders are cordially invited to attend the annual meeting. If your shares are registered in your name, please bring the admission ticket attached to your proxy card. If your shares are registered in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or a letter from that broker, trust, bank or other nominee or your most recent brokerage account statement, that confirms that you are the beneficial owner of those shares. If you do not have either an admission ticket or proof that you own shares of the Company, you will not be admitted to the meeting. We intend to mail this proxy statement and the accompanying proxy card on or about December 6, 2024 to all stockholders of record that are entitled to vote.

The Board of Directors has fixed the close of business on November 19, 2024 as the record date for the meeting. Only stockholders on the record date are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

Your vote is important regardless of the number of shares you own. The Company requests that you complete, sign, date and return the enclosed proxy card without delay in the enclosed postage-paid return envelope, even if you now plan to attend the annual meeting. You may revoke your proxy at any time prior to its exercise by delivering written notice or another duly executed proxy bearing a later date to the Secretary of the Company, or by attending the annual meeting and voting in person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on December 23, 2024:
The proxy statement, proxy card and Annual Report to stockholders for the year ended December 31, 2023 (the “Annual Report”) are also available at https://ir.scworx.com/
Stockholders may also obtain additional paper or e-mail copies of these materials at no cost by writing to SCWorx Corp., 100 S Ashley Dr, Suite 100 Tampa, FL 33602, attention: CEO.

IMPORTANT: If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares. Please contact the person responsible for your account and give instructions for a proxy to be completed for your shares.

By order of the Board of Directors,

/s/ Timothy A. Hannibal
Timothy A. Hannibal
Chief Executive Officer

December 6, 2024

IMPORTANT: In order to secure a quorum and to avoid the expense of additional proxy solicitation, please either vote by internet or sign, date and return your proxy promptly in the enclosed envelope even if you plan to attend the meeting personally. Your cooperation is greatly appreciated.

SCWORX CORP.
100 S Ashley Dr, Suite 100
Tampa, FL 33602

PROXY STATEMENT

INTRODUCTION

This proxy statement and the accompanying proxy are made available by SCWorx Corp. (the “Company”), to the holders of record of the Company’s outstanding shares of Common Stock, $0.001 par value per share, (the “Common Stock”), on November 19, 2024. The accompanying proxy is being solicited by the Board of Directors of the Company (the “Board”), for use at the annual meeting of stockholders of the Company (the “Meeting”), to be held at the Regus conference room at 35Village Rd, Suite 100, Middleton, MA 01949 on December 23, 2024, and any adjournment or postponement thereof. The cost of solicitation of proxies will be borne by the Company. Directors, officers and employees of the Company may also assist in the solicitation of proxies by mail, telephone, telefax, in person or otherwise, without additional compensation. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of stock held in their names and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of such proxy materials.

The Board has fixed November 19, 2024 as the record date for the Meeting (the “Record Date”). Only stockholders of record on the Record Date are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. On November 19, 2024, there were 1,859,525 shares of Common Stock and 39,810 shares of Series A Preferred Stock (convertible into 63,190 shares of Common Stock) issued and outstanding. Each share of Common Stock and each share of Series A Preferred Stock (on an as converted basis) is entitled to one vote per share.

The Company’s amended and restated bylaws provide that a quorum shall consist of the holders of at least one third of the shares of each class, and series of each class, to the extent applicable (unless more than one class and or series votes as a class, in which case a majority of the shares voting as a class) of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy at the Meeting. If such quorum shall not be present or represented at any meeting of the stockholders, the stockholders, entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time without notice (other than the announcement at the meeting) until a date and time that a quorum shall be present. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

The Company’s amended and restated bylaws provide that directors are to be elected by a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. This means that the four candidates receiving the highest number of affirmative votes at the Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a majority. Shares present at the Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a majority.

In all matters, like the election of directors, the affirmative vote by the holders of a majority of the shares voted on any matter shall be sufficient for the approval of the proposals in this proxy statement and any other business which may properly be brought before the Meeting or any adjournment or postponement thereof.

All shares of Common Stock represented in person or by valid proxies received by the Company prior to the date of, or at, the Meeting, and not revoked, will be voted as specified in the proxies or voting instructions. Votes that are left blank will be voted as recommended by the Board. With regard to other matters that may properly come before the Meeting, votes will be cast at the discretion of the proxies.

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.

In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes. We believe that Proposal No. 1 relating to the election of directors, Proposal 2 relating to advisory vote on compensation, Proposals 4 through 7 relating to issuances equal to or more than 20% of our outstanding shares of Common Stock at prices below the Minimum Price, and Proposal 8 relating to the potential reverse split of our common stock are non-routine proposals, and that Proposal No. 3, with respect to the ratification of the selection of the independent registered public accounting firm, is a routine matter; therefore, your broker, bank or other agent will not be entitled to vote on Proposals No. 1, 2, and 4 through 8 at the Meeting without your instructions. Broker non-votes will be counted towards the quorum requirement. Other than for the purpose of establishing a quorum, as discussed above, broker non-votes will not be counted as entitled to be voted and will therefore not affect the outcome of the matters to be voted thereon.

Any stockholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by our Chief Executive Officer, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

IMPORTANT: If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares. Please contact the person responsible for your account and give instructions for a proxy to be completed for your shares.

Our website address is included several times in this proxy statement as a textual reference only and the information in our website is not incorporated by reference into this proxy statement.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

At the Meeting, four directors are to be elected, which number shall constitute our entire Board, to hold office until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified. Pursuant to our bylaws, as amended, directors are to be elected by a majority of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. This means that the four candidates receiving the highest number of affirmative votes at the Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a majority. Proxies cannot be voted for a greater number of persons than the number of nominees named or for persons other than the named nominees.

Unless otherwise specified in the proxy, it is the intention of the persons named in the enclosed form of proxy to vote the stock represented thereby for the election as directors, of each of the nominees whose names and biographies appear below. All of the nominees whose names and biographies appear below are presently our directors. In the event any of the nominees should become unavailable or unable to serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board. The Board has no reason to believe that the nominees named will be unable to serve if elected. Each nominee has consented to being named in this proxy statement and to serve if elected.

Principal Employment and Experience of Director Nominees

The following information is furnished with respect to the persons nominated for election as directors. All of these nominees are current members of our Board:

Name	Age	Present Principal Employer and Prior Business Experience

Tim Hannibal	56

Mr. Hannibal is a seasoned technology executive and entrepreneur, with nearly 30 years’ experience in SaaS and cloud technology, driving revenue, go-to-market strategies, business development and mergers and acquisitions. Mr. Hannibal joined the Company in January 2019 and currently serves as its Chief Executive Officer. Prior to joining the Company, Mr. Hannibal was an employee at Primrose Solutions (the predecessor to SCWorx) which he joined in September of 2016. At Primrose, Mr. Hannibal was responsible for overseeing marketing, sales and operations, including executing the Company’s business plan. Mr. Hannibal has a successful track record of growth and management at both startup and national companies.

Prior to joining Primrose, Mr. Hannibal was the President and CEO of VaultLogix for thirteen years, a company he founded. VaultLogix was a private equity sponsored leading SaaS company in the cloud backup industry before being acquired by J2 Global, a publicly traded technology company ($3.5b market cap) focused on cloud services and digital media.

*Vincent Matozzo	40

Mr. Matozzo is an innovative strategist and leader recognized for driving results through effective supply chain strategies and product innovation. He is a dynamic leader who drives change and delivers results for clients, corporations, and consortiums. He is passionate about automating processes and delivering a superior customer experience while enabling teams. Mr. Matozzo is a subject matter expert in Lean and Agile process modeling, with experience in all aspects of pre-award modeling to post-award monitoring, requisitioning to reimbursement- including data visualization and procurement. He has expertise in technical execution and supply chain innovation and enjoys deploying initiatives in technology development to continuously improve interoperability and operations. Mr. Matozzo is a featured speaker and expert in supply chain organizational development and business continuity. He is skilled in designing and implementing innovative business models that produce dramatic results. Mr. Matozzo has served in various supply chain capacities across manufacturing, aerospace, and healthcare at organizations including Yale New Haven Health, Vizient, and NYU Langone Health.

Mr. Matozzo has served as the CEO and Managing Partner of Paradigm Venture Group since 2020. Prior to that, he served as Director of Strategic Sourcing and Procurement Operations for Yale New Haven Health from 2019 - 2021

Name	Age	Present Principal Employer and Prior Business Experience

*Michael Burke	67	Mr. Burke was formerly the Executive Vice President and CFO of Prisma Health from 2018-2022. Prior to Prisma Health Mr. Burke served as CFO of NYU Langone Medical Center from December 2008 to July 2018 and formerly served as CFO to Tufts New England Medical Center from 2004 to 2008 and was a practicing CPA in New York through 2012. His experience with disaster recovery, large financial system integration projects, and mergers and acquisitions at each institution provides valuable insights to clients as they manage in this ever-changing healthcare environment. Prior to Tufts, Mr. Burke worked as the Chief Financial Officer of Duke University Hospital and was also a Senior Manager at KPMG. Mr. Burke graduated from St. John Fisher University with a BS, Accounting.

*Troy Kirchenbauer	55

Mr. Kirchenbauer is a seasoned executive with over two decades of experience driving digital transformation, product innovation, and data-driven decision-making in the healthcare industry. Throughout his career, he has been at the forefront of creating technology solutions that address complex challenges in supply chain management, business intelligence, and advanced analytics. Mr. Kirchenbauer is the founder of TWK Ventures LLC, where he leads a healthcare data and analytics consulting practice. From 2018 to July 2023, he served as Senior Vice President of Digital Supply at Vizient Inc., where he played a key role in developing a digital ecosystem to advance supply chain automation and analytics solutions.

As Senior Vice President of Digital Supply Chain at Vizient, Mr. Kirchenbauer was instrumental in the development of a digital ecosystem designed to enhance supply chain automation and provide advanced analytics solutions. His leadership played a pivotal role in managing over $230 billion in healthcare supply spend, consolidating disparate data systems, and building e-commerce platforms that significantly improved operational efficiency for healthcare organizations. Mr. Kirchenbauer’s work at Aptitude, where he built a cutting-edge B2B marketplace, further showcases his capability in using data and analytics to drive substantial business growth, delivering over $50 million in new revenue within a few years.

Mr. Kirchenbauer has a deep understanding of the nuances in healthcare supply chains and expertise in building data management systems and analytics platforms. His commitment to leveraging data for business transformation makes him an ideal leader for organizations focused on delivering innovative analytics solutions that empower healthcare providers to make smarter, data-driven decisions.

Mr. Kirchenbauer graduated from Texas A&M University of Commerce and has an MBA from the University of Dallas.

*	The Board has determined that this director or nominee is “independent” as defined by the rules of the Securities and Exchange Commission, or SEC, and Nasdaq Stock Market, or Nasdaq, rules and regulations. None of the independent directors has any relationship with us besides serving on our Board.

Required Vote

Our Certificate of Incorporation, as amended, does not authorize cumulative voting. Our bylaws, as amended, provide that directors are to be elected by a majority of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. This means that the four candidates receiving the highest number of affirmative votes at the Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a majority. Shares present at the Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a majority. Broker non-votes will not impact the outcome of the vote on this proposal but will be counted for purposes of determining whether there is a quorum.

The Board recommends a vote FOR the election of each of the director nominees named above.

PROPOSAL NO. 2 — ADVISORY VOTE ON THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010) and related rules of the SEC, we are including a separate proposal subject to stockholder vote to approve, on a non-binding, advisory basis, the compensation of those of our executive officers listed in the Summary Compensation Table appearing elsewhere in this proxy statement, or our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K.

The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. To the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, the compensation committee of our Board, or the Compensation Committee, will evaluate whether any actions are necessary to address the concerns of stockholders.

Based on the above, we request that you indicate your support for our executive compensation philosophy and practices, by voting in favor of the following resolution:

“RESOLVED, that the Company’s stockholders approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as described in this proxy statement, including the “Compensation Discussion and Analysis” section, the compensation tables and the other narrative compensation disclosures.”

The affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall be sufficient to approve this Proposal 2. The opportunity to vote on this Proposal 2 is required pursuant to Section 14A of the Exchange Act. However, as an advisory vote, the vote on Proposal 2 is not binding upon us and serves only as a recommendation to our Board. Nonetheless, the Compensation Committee, which is responsible for designing and administering our executive compensation program, and the Board value the opinions expressed by stockholders, and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3 — RATIFICATION OF THE SELECTION OF ASTRA AUDIT & ADVISORY, LLC AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

Our audit committee of our Board (the “Audit Committee”) has selected Astra Audit and Advisory, LLC as our independent registered public accounting firm (the “Independent Auditors”) for the current fiscal year, and is seeking ratification by our stockholders at the Meeting. We do not expect to have a representative of the Independent Auditors attending the Meeting.

Neither our by-laws, our other governing documents, nor applicable law requires stockholder ratification of the selection of the Independent Auditors as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of the Independent Auditors to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain the Independent Auditors. Even if the selection is ratified, the Audit Committee in its discretion may decide to appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Required Vote

The affirmative vote of the holders of a majority of the votes cast at the Meeting is required for the ratification of the selection of the independent registered public accounting firm. Broker non-votes will not impact the outcome of the vote on this proposal but will be counted for purposes of determining whether there is a quorum.

The Board recommends a vote “FOR” the ratification of the selection of Astra Audit and Advisory LLC as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024.

PROPOSAL NO. 4 — ISSUANCE PROPOSAL

Background and Description of Proposal

Securities Purchase Agreement

On July 16, 2024, the Company entered into a Securities Purchase Agreement (“SPA”) with certain accredited investors (the “Investors”), and, pursuant to the SPA, sold to the Investors a new series of senior secured convertible notes, which are secured by all assets of the Company (the “Convertible Notes”) with an aggregate original principal amount of $1,155,000 and an initial conversion price of $1.43 per share, which Notes are convertible into 807,693 shares of our Common Stock at the initial conversion price, subject to adjustment as described in the Convertible Notes, and Series A warrants (the “Series A Warrants”), Series B warrants (the “Series B Warrants”) and Series C warrants (the “Series C Warrants”) to acquire up to an aggregate amount of 4,846,158 additional shares of the Company’s common stock (collectively, the “Warrants” and together with the Notes, the “Notes Offering”). The Warrants are exercisable immediately, one-third of which (the Series A Warrants) are exercisable at a price of $1.43 per share and two-thirds of which (the Series B Warrants and the Series C Warrants) are exercisable at a price of $1.573 per share, subject to adjustment as described in the Warrants, all expiring five years from the date of issuance. The initial conversion price of the Convertible Notes has decreased to $.86 per share due to an anti-dilution adjustment in connection with the Private Offering (defined below), as a result of which, such Notes are currently convertible into 1,343,024 shares of our Common Stock, subject to further adjustment as described in the Convertible Notes, and subject to stockholder approval, There is no established public trading market for the Warrants and we do not intend to list the Warrants on any national securities exchange or nationally recognized trading system. The Notes Offering was exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and in reliance on similar exemptions under applicable state laws. Each of the Investors represented that it is an accredited investor within the meaning of Rule 501(a) of Regulation D, and that it was acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by the Company or its representatives.

Rule 5635 of the Rules of the Nasdaq Stock Market requires that a listed company seek stockholder approval in certain circumstances, including prior to the issuance, in a transaction other than a public offering, of 20% or more of the company’s outstanding Common Stock or voting power outstanding before the issuance, at a price that is less than the lower of (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement in connection with such transaction; or (ii) the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of such binding agreement (the “Minimum Price”). In connection with the SPA, we agreed to seek approval by our stockholders for the issuance of Common Stock underlying the Convertible Notes and Warrants. In the event that the Company in its sole discretion determines to make the amortization payments in shares of Common Stock and the Installment Conversion Price is less than the initial Conversion Price, or the Exercise Price is reduced due to the anti-dilution provisions of the Warrants, the number of shares of Common Stock to be issued would be greater than the number of shares of Convertible Notes are initially convertible and/or and the Warrants are initially exercisable.

Convertible Notes

Payment

The Convertible Notes will mature on the earlier of (i) January 15, 2025, if the Company (x) has not filed its Annual Report on Form 10-K for the year ended December 31, 2023, its Quarterly Report on Form 10-Q for the three months ended March 31, 2024 and its Quarterly Report on Form 10-Q for the three and six months ended June 30, 2024 or (y) is not in compliance with Nasdaq’s continued listing standards; and (ii) December 31, 2025 (“Maturity Date”). Principal under the Convertible Notes is payable in equal monthly installments beginning on (i) the earlier of (A) 30 days after the effective date of the Registration Statement (as defined below) or (B) 60 days after the Company has filed its Annual Report on Form 10-K for the year ended December 31, 2023, its Quarterly Report on Form 10-Q for the three months ended March 31, 2024 and its Quarterly Report on Form 10-Q for the three and six months ended June 30, 2024 and ending on the Maturity Date. Amortization payments are payable, at the Company’s election, in cash or, subject to certain limitations, in shares of common stock valued at the lower of, (i) the Conversion Price then in effect, and (ii) the greater of (x) the $0.292 floor price (subject to adjustment) and (y) 80% of the quotient of (A) the sum of the closing prices of the shares of Common Stock for each of the three (3) Trading Days with the lowest closing prices of the shares of Common Stock during the twenty (20) consecutive Trading Day period ending and including the Trading Day immediately prior to the applicable Installment Date, divided by (B) three (3). Except as specifically permitted by the Convertible Notes, we will not be permitted to prepay any portion of the outstanding principal or accrued and unpaid interest.

Interest

The Convertible Notes will accrue compounding interest at the rate of 10.0% per annum, which will be payable in cash or shares of our common stock at the Company’s option, in arrears quarterly in accordance with the terms of the Convertible Notes. Upon the occurrence and during the continuance of an Event of Default (as defined in the Convertible Notes), the Convertible Notes will accrue interest at the rate of 18.0% per annum. See “-Events of Default” below. Upon conversion, holders of the Convertible Notes are also entitled to receive an interest make-whole payment.

Conversion

Each Convertible Note was convertible, at the option of the applicable noteholder, into shares of our common stock at an initial fixed conversion price of $1.43 per share. As noted above, the Current conversion price is $.86 per share. The conversion price will be subject to standard adjustments in the event of any stock split, stock dividend, stock combination, recapitalization or other similar transactions The conversion price is also subject to a “full ratchet” anti-dilution adjustment which, in the event that we issue or are deemed to have issued, certain securities at a price lower than the then applicable conversion price, immediately reduces the conversion price to equal the price at which we issued or was deemed to have issued our common stock. In addition, if we sell or issue any options or convertible securities that are convertible into or exchangeable or exercisable for shares of our common stock at a price which varies or may vary with the market price of the shares of common stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions, the holder of a Convertible Note will have the right to substitute the variable price for the fixed conversion price upon conversion of all or part of the Convertible Note.

Warrants

The exercise price of the Series A Warrants is $1.43 per share, subject to adjustment as described below. The exercise price of the Series B Warrants and Series C Warrants is $1.573, subject to adjustment as described below and the current exercise price of the Warrants is $.86 per share. The Series A Warrants and Series B Warrants are each immediately exercisable, subject to stockholder approval. The Series C Warrants become exercisable at any time that any portion of the Series B Warrants are exercised. The term of the Series A Warrants, Series B Warrants and Series C Warrants is five years from the issue date. The Warrants are also exercisable on a cashless basis at any time the registration statement covering the shares issuable upon the exercise of the Warrants is not effective. The Warrants are not exercisable if, after giving effect to the exercise, the holder or any of its affiliates would be the beneficial owner as determined in accordance with the rules of the SEC of in excess of 4.99% of our outstanding shares of common stock.

The exercise price is subject to adjustment for stock splits, combinations or similar events, and, in such event, the number of shares issuable upon the exercise of the Warrant will also be adjusted such that the aggregate Warrant exercise price shall be the same immediately before and immediately after such adjustment. In addition, the Warrant exercise price is also subject to a “full ratchet” anti-dilution adjustment which, in the event that we issue or are deemed to have issued, certain securities at a price lower than the then applicable Warrant exercise price, immediately reduces Warrant exercise price to equal the price at which we issued or was deemed to have issued, our common stock.

If we sell or issue any options or convertible securities that are convertible into or exchangeable or exercisable for shares of our common stock at a price which varies or may vary with the market price of the shares of common stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions, the holder of a Warrant will have the right to substitute the variable price for the Warrant exercise price upon exercise of all or part the Warrant.

The Series B Warrants are subject to a call option whereby provided that there is an effective Registration Statement that covers the resale of all of the Warrant Shares, the Company has the option to “call” the exercise of any or all of the Series B Warrants from time to time by providing written notice (the “Call Notice”) to the Holder after any period of twenty (20) consecutive Trading Days (the “Measurement Period”) during which, on each day of the Measurement Period, (i) the daily VWAP of the Common Stock is not less than 300% of the Exercise Price in effect, (ii) the total daily trading dollar volume of the Common Stock is at least $1,000,000 and (iii) the Equity Conditions (as defined therein) are satisfied. During the thirty (30) Trading Days following the delivery of the Call Notice (the “Call Period”), the Holder may exercise the Warrant and purchase the called Common Stock underlying the Warrant. The Company shall simultaneously call all outstanding Series B Warrants issued pursuant to the Purchase Agreement on the same terms.

Registration Rights

The shares of common stock issuable upon conversion of the Convertible Notes (the “Conversion Shares”) and the shares of common stock issuable upon exercise of the Warrants (the “Warrant Shares) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the SPA, the Company, the Investors and the vendor referenced below entered into a Registration Rights Agreement, as amended by that certain Amendment and Consent dated November 18, 2024 (the “Registration Rights Agreement”), pursuant to which the Company is required to file a resale registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register for resale the Conversion Shares, the Warrant Shares and the shares issued to the vendor listed below in payment of the arbitration award, following the Closing Date.

The foregoing is only a summary of the material terms of the SPA, the Convertible Notes, the Warrants, the Registration Rights Agreement, and the other transaction documents, and does not purport to be a complete description of the rights and obligations of the parties thereunder.

Effect of Issuance of Securities

In connection with the Offering, we agreed to seek approval by our stockholders for the issuance of the Common Stock upon conversion of the Convertible Notes at the Conversion Price(s)and exercise of the Warrants at the applicable Exercise Price. In the event that the Company in its sole discretion determines to make the amortization payments in shares of Common Stock and the Installment Conversion Price is less than the initial Conversion Price, or the Exercise Price is reduced due to the anti-dilution provisions of the Warrants, the number of shares of Common Stock to be issued would be greater than the number of shares into which the Convertible Notes or the Warrants were initially convertible or exercisable, respectively. The potential issuances of Common Stock would result in an increase in the number of shares of Common Stock outstanding, and our stockholders will incur dilution of their percentage ownership to the extent that the investors receive shares or exercise their Warrants. Because of potential adjustments to the number of shares of Common Stock issuable upon conversion of the Convertible Notes and upon exercise of the Warrants issued in connection with the Offering, the exact magnitude of the dilutive effect of the Notes and Warrants cannot be determined. However, the dilutive effect will be material to our current stockholders. We are seeking the approval of our stockholders because the issuance of shares of Common Stock pursuant to the Convertible Notes and the Warrants will be in an amount which may be equal to or in excess of 20% of our Common Stock outstanding before the issuance of such stock and at prices below the Minimum Price.

Proposal to Approve Offering

Nasdaq Listing Rule 5635(d) requires us to obtain stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving (i) the sale, issuance or potential issuance by us of our Common Stock (or securities convertible into or exercisable for our Common Stock) at a price less than the Minimum Price. In the case of the Offering, the 20% threshold is determined based on the shares of our Common Stock outstanding immediately preceding the signing of the Purchase Agreement signed July 16, 2024.

Immediately prior to the signing of the Purchase Agreement, we had 1,366,211 shares of Common Stock issued and outstanding. Therefore, the potential issuance of the shares of Common Stock underlying the Notes and Warrants would have constituted greater than 20% of the shares of Common Stock outstanding prior to giving effect to the Offering, at prices below the Minimum Price. In addition, if we elect to pay each monthly installment in the form of Conversion Shares, the effective Conversion Price, which is currently $.86 per share, is significantly lower than the initial Conversion Price, resulting in the issuance of a greater number of shares of Common Stock than were originally issuable at the initial Conversion Price. We are seeking stockholder approval under Nasdaq Rule 5635(d) for the sale, issuance or potential issuance by us of our Common Stock (or securities convertible into or exercisable for our Common Stock) in excess of 273,242 shares, which is 20% of the shares of Common Stock outstanding on the original date of entry into the Purchase Agreement, including without limitation, as a result of the anti-dilution feature of the Convertible Notes and Warrants, since such provisions have already reduced and may in the future further reduce the per share Conversion Price or Exercise Price, as the case may be, and result in the issuance of shares at less than the Minimum Price.

Effectively, stockholder approval of this Issuance Proposal is one of the conditions for us to receive up to an additional approximately $7.4 million upon the exercise of the Warrants, if exercised for cash. Loss of these potential funds could jeopardize our ability to execute our business plan. There is no assurance that the investors will exercise the Warrants.

We generally have no control over whether the Warrant holders exercise their Warrants. For this reason, we are unable to accurately forecast or predict with any certainty the total amount of shares of Common Stock that may be issued. Given the current circumstances, we will be required to issue more than 20% of our outstanding shares of Common Stock to Warrant holders under the terms of the Offering. Therefore, we are seeking stockholder approval under this proposal to issue more than 20% of our outstanding shares of Common Stock upon issuance of the Common Stock underlying the Convertible Notes and the Warrants.

Any transaction requiring approval by our stockholders under Nasdaq Listing Rule 5635(d) would likely result in a significant increase in the number of shares of our Common Stock outstanding, and, as a result, our current stockholders will own a smaller percentage of our outstanding shares of Common Stock.

Future issuances of securities in connection with the Offering, if any, may cause a significant reduction in the percentage interests of our current stockholders in the voting power, any liquidation value, our book and market value, and in any future earnings. Further, the issuance or resale of Common Stock issued pursuant to the Convertible Notes and Warrants could cause the market price of our Common Stock to decline. In addition to the foregoing, the increase in the number of issued shares of Common Stock in connection with the Offering may have an incidental anti-takeover effect in that additional shares could be used to dilute the stock ownership of parties seeking to obtain control of us. The increased number of issued shares could discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership transactions.

Under the Nasdaq Listing Rules, we are not permitted (without risk of delisting) to undertake a transaction that could result in a change in control of us without seeking and obtaining separate stockholder approval. We are not required to obtain stockholder approval for the Offering under Nasdaq Listing Rule 5635(b) because the Convertible Note holders and Warrant holders have agreed that, for so long as they hold any shares of our Common Stock, neither they nor any of their affiliates will acquire shares of our Common Stock which result in them and their affiliates, collectively, beneficially owning or controlling more than 9.99% (or, with respect to one holder, 4.99%) of the total outstanding shares of our Common Stock.

Consequences of Not Approving this Proposal

After extensive efforts to raise capital on more favorable terms, we believed that the Offering was the only viable financing alternative available to us at the time. If our stockholders do not approve this proposal, we will not be able to issue 20% or more of our outstanding shares of Common Stock to the Convertible Note holders and Warrant holders in connection with the Offering at below the Minimum Price. As a result, we may be unable to make some of the amortization or interest payments due to the holders of the Convertible Notes in shares of our Common Stock or issue sufficient shares upon conversion of the Convertible Notes or exercise of the Warrants, which will, in lieu of those shares, require that we pay substantial cash amounts to the Convertible Note and Warrant holders.

Interests of Certain Persons

When you consider our Board’s recommendation to vote in favor of this proposal, you should be aware that our directors and executive officers and existing stockholders may have interests that may be different from, or in addition to, the interests of other of our stockholders. In particular, one of our shareholders and its affiliate, which owns less than 10% of our voting securities, participated in the Offering. This shareholder and its affiliate may be unable to convert all of their shares under the Convertible Notes and exercise all of the Warrants issued to them in connection with the Offering if this proposal is not approved by our stockholders. Neither of these shareholders will, by virtue of the issuance of the Conversion Shares and Warrant Shares to which each is entitled upon conversion of their respective Convertible Notes and Warrants at the current Conversion Price and Exercise Prices, as applicable, acquire rights to a majority of the voting power of the Company, This is because the Convertible Note holders and Warrant holders have agreed that, for so long as they hold any shares of our Common Stock, neither they nor any of their affiliates will acquire shares of our Common Stock which result in them and their affiliates, collectively, beneficially owning or controlling more than 9.99% (or, with respect to one holder, 4.99%) of the total outstanding shares of our Common Stock.

Further Information

The terms of the Securities Purchase Agreement, the Registration Rights Agreement, and the Warrants are only briefly summarized above. For further information, please refer to the forms of the Securities Purchase Agreement, the Registration Rights Agreement, and the Warrants, which were filed with the SEC as exhibits to our Current Report on Form 8-K filed on July 16, 2024 and are incorporated herein by reference. The discussion herein is qualified in its entirety by reference to the filed documents.

Vote Required and Board’s Recommendation

Nasdaq Listing Rule 5635(d) generally requires us to obtain stockholder approval prior to issuing 20% or more of our outstanding shares of Common Stock in the Offering at prices below the Minimum Price. The approval of the Issuance Proposal requires the affirmative vote of the holders of a majority of the voting power of the shares present in person or by proxy at the special meeting and entitled to vote on the Issuance Proposal. Abstentions will have the effect of a vote against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the vote for or against this proposal. Holders of Convertible Notes and Warrants, as such, are not entitled to vote the underlying shares of Common Stock on the Issuance Proposal.

The Board recommends a vote “FOR” the issuance of shares of Common Stock upon conversion of the Convertible Notes and exercise of the Warrants, in an amount equal to or in excess of 20% of our Common Stock outstanding before the issuance of such Conversion Shares and Warrant Shares, at prices below the Minimum Price, in satisfaction of the Nasdaq Listing Rule 5635(D), including any amortization payments made to the holders of in the form of issuance of shares of Common Stock and upon the operation of anti-dilution provisions contained in such Convertible Notes and Warrants, and proxies solicited by the board will be voted in favor of the proposal unless a stockholder indicates otherwise in the proxy.

PROPOSAL NO. 5 — SETTLEMENT AGREEMENT

Background and Description of Proposal

As previously disclosed in the Company’s periodic reports filed with the SEC, on April 25, 2022, the Company received a Demand for Arbitration along with a Statement of Claim filed by CorProminence, LLC, d/b/a Core IR (“Core IR”) with the American Arbitration Association seeking damages arising out of a marketing and consulting agreement. The Company filed its answer, affirmative defenses and counterclaims on May 16, 2022. The Company received the final decision of the Arbitrator on October 16, 2023, awarding Core IR $461,856 including unpaid compensation, indemnification for legal fees and costs, prevailing party legal fees and interest (the “Award”). Core IR subsequently obtained a judgement in the amount of approximately $502,000 (including interest) (“Judgement”). The Company and Core IR entered into a settlement agreement dated July 12, 2024 (“Settlement Agreement”) under which the Company agreed to issue Core IR shares of its common stock with a value of $502,000 (determined based on sales proceeds realized by Core IR), in full and complete satisfaction of the Judgement. On July, 18, 2024, the Company issued Core IR 159,776 shares of Common Stock, which was the first tranche of Common Stock under this agreement was valued at $218,094. In the event that Core IR’s sale of the Original Shares fails to yield sufficient proceeds necessary to satisfy the full amount of the Judgment, the Company is required to deliver to Core IR additional shares (the “True Up Shares”) that will be sufficient to enable Core IR to realize an amount of proceeds sufficient to satisfy the amount of the Judgment. The number of additional shares of Common Stock issued or issuable shall be calculated based on the same Nasdaq Minimum Price used to calculate the number of Original Shares. However, there is a potential for the Company to issue additional shares of Common Stock to Core IR in an amount equal to or greater than 20% of the outstanding shares of Common Stock and at prices effectively below the Minimum Price, in order to satisfy the amount of the Judgment. The shares of Common Stock issuable to Core IR will be included in the registration statement referenced herein.

Rule 5635 of the Rules of the Nasdaq Stock Market requires that a listed company seek stockholder approval in certain circumstances, including prior to the issuance, in a transaction other than a public offering, of 20% or more of the company’s outstanding Common Stock or voting power outstanding before the issuance, at a price that is less than the lower of (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement in connection with such transaction; or (ii) the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of such binding agreement (the “Minimum Price”). In connection with the Settlement Agreement, we agreed to seek approval by our stockholders for the issuance of additional shares of Common Stock because the number of shares of Common Stock to be issued could be greater than 20% of the company’s outstanding Common Stock and at prices below the Minimum Price.

Registration Rights

The shares of common stock issuable under the Settlement Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the SPA listed above, the Company, the Investors and Core IR entered into a Registration Rights Agreement, as amended (the “Registration Rights Agreement”), pursuant to which the Company will be required to file a resale registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register for resale the Conversion Shares, the Warrant Shares and the shares issued to Core IR in payment of the Judgment , following the Closing Date. Because of a delay in filing the Registration Statement, the Company has agreed to issue Core IR an additional 15,000 shares of Common Stock. Since these shares of Common Stock will be issued in connection with the Settlement Agreement, the company is also seeking stockholder approval of these additional shares as part of this proposal.

The foregoing is only a summary of the material terms of the SPA, the Convertible Notes, the Warrants, the Security Agreement, the Registration Rights Agreement, the Settlement Agreement and the other transaction documents, and does not purport to be a complete description of the rights and obligations of the parties thereunder.

Effect of Issuance of Securities

The potential issuances of Common Stock under the Settlement Agreement would result in an increase in the number of shares of Common Stock outstanding, and our stockholders will incur dilution of their percentage ownership. Because of potential adjustments to the number of shares of Common Stock issuable under the Settlement Agreement, the exact magnitude of the dilutive effect of the Settlement Agreement cannot be conclusively determined. However, the dilutive effect will be material to our current stockholders.

Proposal to Approve Offering

Nasdaq Listing Rule 5635(d) requires us to obtain stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving (i) the sale, issuance or potential issuance by us of our Common Stock (or securities convertible into or exercisable for our Common Stock) at a price less than the Minimum Price. In the case of the Offering, the 20% threshold is determined based on the shares of our Common Stock outstanding immediately preceding the signing of the Settlement Agreement signed July 15, 2024.

Immediately prior to the signing of the Settlement Agreement, we had 1,366,211 shares of Common Stock issued and outstanding. Therefore, the number of shares of Common Stock potentially issuable under the Settlement Agreement may constitute greater than 20% of the shares of Common Stock outstanding prior to giving effect to the Settlement Agreement. We are seeking stockholder approval under Nasdaq Rule 5635(d) for the sale, issuance or potential issuance by us of our Common Stock in excess of 273,242 shares, which is 20% of the shares of Common Stock outstanding on the original date of entry into the Settlement Agreement. It is not possible to determine the total number of shares potentially issuable under the Settlement Agreement because that number is dependent upon the amount realized by Core IR from sales of our Common Stock.

Any transaction requiring approval by our stockholders under Nasdaq Listing Rule 5635(d) would likely result in a significant increase in the number of shares of our Common Stock outstanding, and, as a result, our current stockholders will own a smaller percentage of our outstanding shares of Common Stock.

Under the Nasdaq Listing Rules, we are not permitted (without risk of delisting) to undertake a transaction that could result in a change in control of us without seeking and obtaining separate stockholder approval. We are not required to obtain stockholder approval for the Offering under Nasdaq Listing Rule 5635(b) because the Settlement Agreement holder has agreed that, for so long as they hold any shares of our Common Stock, neither they nor any of their affiliates will acquire shares of our Common Stock which result in them and their affiliates, collectively, beneficially owning or controlling more than 9.99% (or, with respect to one holder, 4.99%) of the total outstanding shares of our Common Stock.

Consequences of Not Approving this Proposal

If our stockholders do not approve this proposal, we will not be able to issue 20% or more of our outstanding shares of Common Stock to the vendor to settle the Judgment. As a result, we may be unable to make some of the common stock payments due to the vendor which will, in lieu of those shares, require that we pay substantial cash amounts to the vendor.

Further Information

The terms of the Registration Rights Agreement, as amended, and the Settlement Agreement are only briefly summarized above. For further information, please refer to the Registration Rights Agreement and the Settlement Agreement , which were filed with the SEC as exhibits to our Current Report on Form 8-K filed on July 16, 2024 and are incorporated herein by reference. The discussion herein is qualified in its entirety by reference to the filed documents.

Vote Required and Board’s Recommendation

Nasdaq Listing Rule 5635(d) generally requires us to obtain stockholder approval prior to issuing 20% or more of our outstanding shares of Common Stock in the Offering. The approval of the Settlement Agreement issuances requires the affirmative vote of the holders of a majority of the voting power of the shares present in person or by proxy at the special meeting and entitled to vote on the Proposal. Abstentions will have the effect of a vote against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. Such broker non-votes will have no effect on the vote for or against this proposal. Holders of Settlement Shares are not entitled to vote such shares on the Issuance Proposal. Core IR is not permitted to vote its shares on this proposal.

The Board recommends a vote “FOR” the issuance of shares of our common stock , in an amount equal to or in excess of 20% of our common stock outstanding before the issuance of such Settlement Agreement shares, in satisfaction of the Nasdaq Listing Rule 5635(D), and proxies solicited by the board will be voted in favor of the proposal unless a stockholder indicates otherwise in the proxy.

PROPOSAL NO. 6 – PRIVATE INVESTMENT

Background and Description of Proposal

Securities Purchase Agreement

On November 19, 2024, the Company completed a private investment (the “Private Investment”) with certain accredited investors (the “Investors”), and, pursuant to the Private Investment, sold to the Investors an aggregate 232,558 shares of common stock and warrants to purchase an additional 232,558 shares of common stock (the “Private Investment Warrants”) for aggregate proceeds of $200,000. There is no established public trading market for the Private Investment Warrants, and we do not intend to list the Private Investment Warrants on any national securities exchange or nationally recognized trading system. The Private Investment was exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and in reliance on similar exemptions under applicable state laws. Each of the Investors represented that it is an accredited investor within the meaning of Rule 501(a) of Regulation D, and that it was acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by the Company or its representatives.

Rule 5635 of the Rules of the Nasdaq Stock Market requires that a listed company seek stockholder approval in certain circumstances, including prior to the issuance, in a transaction other than a public offering, of 20% or more of the company’s outstanding Common Stock or voting power outstanding before the issuance, at a price that is less than the lower of (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement in connection with such transaction; or (ii) the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of such binding agreement (the “Minimum Price”). In connection with the Private Investment, we agreed to seek stockholder approval of the issuance of the shares of Common Stock upon the exercise of the Private Investment Warrants, because when coupled with the shares of Common Stock sold in the Private Investment, the number of shares of Common Stock to be issued upon exercise of the Private Investment Warrants would be greater than 20% or more of the Company’s outstanding Common Stock at a price below the Minimum Price. In addition, due to the anti-dilution and other adjustment provisions in the Private Investment Warrants, the exercise price could be reduced, resulting in the issuance of additional shares of Common Stock, beyond the number of shares of Common Stock into which the Private Investment Warrants are initially exercisable. The exercise of the Warrants is subject to stockholder approval in accordance with Nasdaq Rule 5635(d).

Private Investment Warrants

The exercise price of the Private Investment Warrants is $0.86 per share, subject to adjustment as described below. The term of the Private Investment Warrants is five years from the issue date. The Private Investment Warrants are also exercisable on a cashless basis at any time the registration statement covering the shares issuable upon the exercise of the Warrants is not effective. The Private Investment Warrants are not exercisable if, after giving effect to the exercise, the holder or any of its affiliates would be the beneficial owner as determined in accordance with the rules of the SEC of in excess of 4.99% of our outstanding shares of common stock. The exercise of the Private Investment Warrants is also subject to stockholder approval in accordance with Nasdaq Rule 5635(d).

The exercise price of the Private Investment Warrants is subject to adjustment for stock splits, combinations or similar events, and, in such event, the number of shares issuable upon the exercise of the Private Investment Warrant will also be adjusted such that the aggregate Private Investment Warrant exercise price shall be the same immediately before and immediately after such adjustment. In addition, the Warrant exercise price is also subject to a “full ratchet” anti-dilution adjustment which, in the event that we issue or are deemed to have issued, certain securities at a price lower than the then applicable Private Investment Warrant exercise price, immediately reduces Private Investment Warrant exercise price to equal the price at which we issued or were deemed to have issued, our common stock. Upon any such price-based adjustment to the Private Investment Warrant exercise price, the number of shares of Common Stock issuable upon exercise of the Private Investment Warrants will be increased proportionately so that after such adjustment the aggregate exercise price payable for the adjusted number of shares shall be the same as the aggregate exercise price in effect immediately prior to such adjustment. The exercise price may also be voluntarily reduced by the Company to any amount and for any period of time deemed appropriate by the Board at any time with the prior written consent of the holders of at least a majority of the outstanding Private Investment Warrants, subject to the rules and regulations of Nasdaq. Any reduction in the exercise price will result in an increased number of shares of Common Stock being issuable upon the exercise of the Private Investment Warrants and additional dilution to existing investors.

If we sell or issue any options or convertible securities that are convertible into or exchangeable or exercisable for shares of our common stock at a price which varies or may vary with the market price of the shares of common stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions, the holder of a Private Investment Warrant will have the right to substitute the variable price for the Private Investment Warrant exercise price upon exercise of all or part the Private Investment Warrant.

In addition, if at any time there occurs any stock split, stock dividend, stock combination, reverse stock split, recapitalization or other similar transaction involving the outstanding Common Stock (each, a “Stock Combination Event”, and such date thereof, the “Stock Combination Event Date”) and the Event Market Price (as defined below) is less than the Private Investment Warrant exercise price then in effect, then on the sixteenth Trading Day immediately following such Stock Combination Event, the exercise price then in effect on such sixteenth (16th) Trading Day shall be reduced (but in no event increased) to the Event Market Price. “Event Market Price” means, with respect to any Stock Combination Event Date, the lowest VWAP during the period commencing seven consecutive Trading Days immediately preceding and the seven consecutive Trading Days immediately following the Stock Combination Event Date All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

Registration Rights

The Company, the Investors and Core IR agreed to amend the Registration Rights Agreement entered into in connection with the Offering to include the shares of Common Stock issuable upon exercise of the Private Investment Warrants as “Registrable Securities” under such Registration Rights Agreement.

The foregoing is only a summary of the material terms of the Private Investment and the Warrants, and does not purport to be a complete description of the rights and obligations of the parties thereunder.

Effect of Issuance of Securities

In connection with the Private Investment, we agreed to seek stockholder approval of the issuance of the shares of Common Stock upon exercise of the Private Placement Warrants at the initial Exercise Price (which was below the Minimum Price) and as adjusted pursuant to the anti-dilution and other adjustment provisions in the Private Investment Warrants. We are seeking the approval of our stockholders because when coupled with the shares of Common Stock sold in the Private Investment, the number of shares of Common Stock to be issued upon exercise of the Warrants would be greater than 20% or more of the Company’s outstanding Common Stock at a price below the Minimum Price. In addition, due to the anti-dilution and other adjustment provisions in the Warrants, the exercise price could be reduced below the initial exercise price, which is below the Minimum Price

The potential issuances of Common Stock under the Warrants would result in an increase in the number of shares of Common Stock outstanding, and our stockholders will incur dilution of their percentage ownership to the extent that the investors exercise their Private Investment Warrants. Because of potential adjustments to the number of shares of Common Stock from the exercise of the Private Investment Warrants issued in connection with the Private Investment, the exact magnitude of the dilutive effect of the shares of Common Stock issuable upon exercise of the Private Investment Warrants cannot be conclusively determined. However, the dilutive effect will be material to our current stockholders.

Proposal to Approve Private Investment

Nasdaq Listing Rule 5635(d) requires us to obtain stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving (i) the sale, issuance or potential issuance by us of our Common Stock (or securities convertible into or exercisable for our Common Stock) at a price less than the Minimum Price. In the case of the Private Investment, the 20% threshold is determined based on the shares of our Common Stock outstanding immediately preceding the signing of the Purchase Agreement relating to the Issuance Proposal, dated July 16, 2024.

Immediately prior to the signing of the Purchase Agreement relating to the Issuance Proposal, we had 1,366,211 shares of Common Stock issued and outstanding. Therefore, when coupled with the 232,558 shares of Common Stock sold in the Private Investment, the potential issuance of shares of Common Stock upon exercise of the Private Investment Warrants would be greater than 20% or more of the Company’s outstanding Common Stock prior to giving effect to the Private Investment at a price below the Minimum Price. In addition, due to the anti-dilution and other adjustment provisions in the Private Investment Warrants, the exercise price could be reduced, resulting in the issuance of additional shares at prices below the initial exercise price. We are seeking stockholder approval under Nasdaq Rule 5635(d) for the sale of our Common Stock and the potential issuance by us of our Common Stock upon exercise of the Private Investment Warrants, including without limitation, as a result of the anti-dilution and other adjustment provisions of the Private Investment Warrants, since such provisions may reduce the per share Exercise Price, as the case may be, and result in the issuance of additional shares of Common Stock at prices below the initial exercise price which is below the Minimum Price.

Effectively, stockholder approval of this Private Investment Proposal is one of the conditions for us to receive up to an additional approximately $0.2 million upon the exercise of the Private Investment Warrants, if exercised for cash. Loss of these potential funds could jeopardize our ability to execute our business plan. There can be no assurance the Private Investment Warrants will be exercised.

We generally have no control over whether the Private Investment Warrant holders exercise their Private Investment Warrants. For this reason, we are unable to accurately forecast or predict with any certainty the total amount of underlying shares that may be issued. Under certain circumstances, however, it is possible, that we may have to issue more than 20% of our outstanding shares of Common Stock to Private Investment Warrant holders under the terms of the Private Investment. Therefore, we are seeking stockholder approval under this proposal to issue more than 20% of our outstanding shares of Common Stock, if necessary, to Private Investment Warrant holders at prices below the Minimum Price, under the terms of the Private Investment.

Any transaction requiring approval by our stockholders under Nasdaq Listing Rule 5635(d) would likely result in a significant increase in the number of shares of our Common Stock outstanding, and, as a result, our current stockholders will own a smaller percentage of our outstanding shares of Common Stock.

Future issuances of securities in connection with the Private Investment, if any, may cause a significant reduction in the percentage interests of our current stockholders in the voting power, any liquidation value, our book and market value, and in any future earnings. Further, the issuance or resale of Common Stock issued to the Warrant holders could cause the market price of our Common Stock to decline. In addition to the foregoing, the increase in the number of issued shares of Common Stock in connection with the Private Investment may have an incidental anti-takeover effect in that additional shares could be used to dilute the stock ownership of parties seeking to obtain control of us. The increased number of issued shares could discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership transactions.

Under the Nasdaq Listing Rules, we are not permitted (without risk of delisting) to undertake a transaction that could result in a change in control of us without seeking and obtaining separate stockholder approval. We are not required to obtain stockholder approval for the Private Investment under Nasdaq Listing Rule 5635(b) because the Private Investment Warrant holders have agreed that, for so long as they hold any shares of our Common Stock, neither they nor any of their affiliates will acquire shares of our Common Stock which result in them and their affiliates, collectively, beneficially owning or controlling more than 9.99% (or, with respect to one holder, 4.99%) of the total outstanding shares of our Common Stock. Also, the Private Investment Warrants are not exercisable unless and until the stockholders of the Company approve the transaction.

Consequences of Not Approving this Proposal

After extensive efforts to raise capital on more favorable terms, we believed that the Private Investment was the only viable financing alternative available to us at the time. If our stockholders do not approve this proposal, we will not be able to receive any proceeds upon exercise of the Private Investment Warrants.

Interests of Certain Persons

When you consider our Board’s recommendation to vote in favor of this proposal, you should be aware that our directors and executive officers and existing stockholders may have interests that may be different from, or in addition to, the interests of other of our stockholders. In particular, one of the participants in the Private Investment and its affiliate now beneficially own less than 10% of our voting securities. These stockholders may by unable to exercise the Private Investment Warrants issued to them in connection with the Private Investment if this proposal is not approved by our stockholders. Neither of these stockholders will, by virtue of the issuance of the Warrant Shares to which each is entitled upon the exercising of the Private Investment Warrants at the Exercise Price, acquire rights to 10% or more of the voting power of the Company, based on the number of shares of Common Stock outstanding as of the Record Date.

Further Information

The terms of the Securities Purchase Agreement and the Private Investment Warrants are only briefly summarized above. For further information, please refer to the forms of the Securities Purchase Agreement and the Private Investment Warrants, which were filed with the SEC as exhibits to our Current Report on Form 8-K filed on November 25, 2024 and are incorporated herein by reference. The discussion herein is qualified in its entirety by reference to the filed documents.

Vote Required and Board’s Recommendation

Nasdaq Listing Rule 5635(d) generally requires us to obtain stockholder approval prior to issuing 20% or more of our outstanding shares of Common Stock to the Private Investment Warrant holders at a price below the Minimum Price . The approval of this Proposal requires the affirmative vote of the holders of a majority of the voting power of the shares present in person or by proxy at the special meeting and entitled to vote on the Private Investment Proposal. Abstentions will have the effect of a vote against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the vote for or against this proposal. Holders of Convertible Notes and Warrants, as such, are not entitled to vote the underlying shares of common stock on this Proposal or on Proposal 4.

The Board recommends a vote “FOR” the issuance of shares of Common Stock upon exercise of the Private Investment Warrants in an amount equal to or in excess of 20% of our common stock outstanding before the issuance of such Private Investment Warrants, at prices below the Minimum Price, in satisfaction of the Nasdaq Listing Rule 5635(D), including upon the operation of anti-dilution and other adjustment provisions contained in such Private Investment Warrants, and proxies solicited by the board will be voted in favor of the proposal unless a stockholder indicates otherwise in the proxy.

PROPOSAL NO. 7 — SECOND ISSUANCE PROPOSAL

Background and Description of Proposal

Second Notes Offering

On July 16, 2024, the Company entered into a Securities Purchase Agreement (“SPA”) with certain accredited investors (the “Investors”), and, pursuant to the SPA, sold to the Investors the Convertible Notes and Warrants as more fully described in Proposal 4.

The Company plans to enter into a securities purchase agreement with the same investors for the sale of a second tranche of convertible notes and warrants pursuant to the same terms as the Convertible Notes and Warrants described under the Issuance Proposal set forth in Proposal 4 above, except that the initial conversion price shall be equal to $1.00 per share or greater and the initial exercise price of the Warrants shall be $1.00 per share or greater (the “Second Notes Offering”). The anticipated range of this Second Notes Offering would be between $1 million and $1.5 million and the convertible notes and warrants purchased in the Second Notes Offering will be subject to the adjustments, including anti-dilution and other adjustments, as contained in the Convertible Notes and Warrants sold in the Note Offering described under Proposal 4. The Second Notes Offering is expected to occur within 60 days of stockholder approval. We are seeking stockholder approval of this planned transaction because we believe that it will entail the issuance of 20% or more of the Company’s outstanding shares of Common Stock at prices below the Minimum Price. The Company will not consummate the Second Notes Offering if the conversion and exercise prices of the convertible notes and warrants is less than $1.00 per share, subject to anti-dilution adjustments, without obtaining further stockholder approval.

Rule 5635 of the Rules of the Nasdaq Stock Market requires that a listed company seek stockholder approval in certain circumstances, including prior to the issuance, in a transaction other than a public offering, of 20% or more of the company’s outstanding Common Stock or voting power outstanding before the issuance, at a price that is less than the lower of (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement in connection with such transaction; or (ii) the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of such binding agreement (the “Minimum Price”).

In order to be in a position to execute this Second Notes Offering within 60 days of the receipt of stockholder approval, we are seeking approval by our stockholders for the issuance of Common Stock pursuant to a new series of convertible notes and warrants that will entail the issuance of 20% or more of the Company’s outstanding shares of Common Stock at prices below the Minimum Price.

Convertible Notes

We anticipate that the convertible notes in the Second Notes Offering will be issued with a face value ranging from $1 million to $1.5 million and will have the same terms and provisions as the Convertible Notes previously issued and presented under Proposal No 4 except that the initial conversion price shall be equal to $1.00 per share or greater and the initial exercise price of the Warrants shall be $1.00 per share or greater. The Company will not consummate the Second Notes Offering if the conversion and exercise prices of the convertible notes and warrants is less than $1.00 per share, subject to anti-dilution adjustments, without obtaining further stockholder approval.

Warrants

The investors shall receive new Series A warrants, Series B warrants and Series C warrants, each exercisable for 100% of the number of shares of Common Stock that the new convertible notes are convertible into. The initial exercise price of the new Series A warrants, Series B warrants and Series C warrants shall be $1.00 per share or greater, subject to the same adjustment provisions contained in the Warrants and as described under Proposal 4.

Registration Rights

The shares of common stock issuable upon conversion of the new convertible notes and the shares of common stock issuable upon exercise of the new warrants (will be registered under the Securities Act pursuant to the Registration Rights Agreement

The foregoing is only a summary of the anticipated material terms of the Second Notes Offering, including the SPA, the Convertible Notes, the Warrants, and the related registration rights, and does not purport to be a complete description of the expected terms and conditions of the Second Notes Offering.

Effect of Issuance of Securities

In connection with the Second Notes Offering, we are seeking pre-approval by our stockholders for the issuance of the shares of Common Stock in connection with the conversion of the Convertible Notes and exercise of the Warrants to be issued in the Second Notes Offering because we anticipate that these issuances will entail the issuance of 20% or more of the Company’s outstanding shares of Common Stock at prices below the Minimum Price.

In the event that the Company in its sole discretion determines to make the amortization payments under the new convertible notes in shares of Common Stock and the Installment Conversion Price is less than the initial conversion price, or the exercise price of the new warrants is reduced due to the anti-dilution or other adjustment provisions of the new warrants, the number of shares of Common Stock to be issued would be greater than the number of shares of Common Stock into which the new convertible notes and the new warrants were initially convertible and exercisable, respectively. These issuances of shares of Common Stock would result in an increase in the number of shares of Common Stock outstanding, and our stockholders will incur dilution of their percentage ownership to the extent that the investors receive shares or exercise their warrants. Because of potential adjustments to the number of shares of Common Stock issuable and exercise of the new warrants issued in connection with the Second Notes Offering, the exact magnitude of the dilutive effect of the issuance of shares of Common Stock pursuant to the new convertible notes and new warrants cannot be conclusively determined. However, the dilutive effect is likely to be material to our current stockholders.

Proposal to Approve Second Notes Offering

Nasdaq Listing Rule 5635(d) requires us to obtain stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving (i) the sale, issuance or potential issuance by us of our Common Stock (or securities convertible into or exercisable for our Common Stock) at a price less than the Minimum Price. In the case of the Second Notes Offering, the 20% threshold is determined based on the shares of our Common Stock outstanding immediately preceding the signing of the Purchase Agreement for the Notes Offering described in Proposal 4.

Effectively, stockholder approval of this Second Issuance Proposal is one of the conditions for us to receive additional sums of cash to implement our business plan. Loss of these potential funds could jeopardize our ability to execute our business plan.

We will generally have no control over whether the Warrant holders exercise their Warrants. We also cannot predict the price at which the Convertible Notes will be convertible, or the Warrants will be exercisable, but we anticipate that these prices could be below the Minimum Price. For this reason, we are unable to accurately forecast or predict with any certainty the total amount of underlying shares that may be issued. Under certain circumstances, however, it is likely that we may have to issue more than 20% of our outstanding shares of Common Stock to the Note Holders and the Warrant holders under the terms of the Second Notes Offering. Therefore, we are seeking stockholder approval under this proposal to issue more than 20% of our outstanding shares of Common Stock at prices below the Minimum Price.

The Second Notes Offering, for which we are seeking approval by our stockholders under Nasdaq Listing Rule 5635(d) would likely result in a significant increase in the number of shares of our Common Stock outstanding, and, as a result, our current stockholders will own a smaller percentage of our outstanding shares of Common Stock.

Future issuances of securities in connection with the Second Notes Offering, if any, may cause a significant reduction in the percentage interests of our current stockholders in the voting power, any liquidation value, our book and market value, and in any future earnings. Further, the issuance or resale of Common Stock issued for the Convertible Notes and Warrant holders could cause the market price of our Common Stock to decline. In addition to the foregoing, the increase in the number of issued shares of Common Stock in connection with the Second Notes Offering may have an incidental anti-takeover effect in that additional shares could be used to dilute the stock ownership of parties seeking to obtain control of us. The increased number of issued shares could discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership transactions.

Under the Nasdaq Listing Rules, we are not permitted (without risk of delisting) to undertake a transaction that could result in a change in control of us without seeking and obtaining separate stockholder approval. We are not required to obtain stockholder approval for the Second Notes Offering under Nasdaq Listing Rule 5635(b) because we expect that the Convertible Note holders and Warrant holders will agree that, for so long as they hold any shares of our Common Stock, neither they nor any of their affiliates will acquire shares of our Common Stock which result in them and their affiliates, collectively, beneficially owning or controlling more than 9.99% of the total outstanding shares of our Common Stock.

Consequences of Not Approving this Proposal

After extensive efforts to raise capital on more favorable terms, we believe that the Second Notes Offering will be the only viable financing alternative available to us at that time. If our stockholders do not approve this proposal, we will not be able to issue 20% or more of our outstanding shares of Common Stock to the Convertible Note holders and Warrant holders in connection with the Second Notes Offering. As a result, we may be unable to fund our business activities.

Interests of Certain Persons

When you consider our Board’s recommendation to vote in favor of this proposal, you should be aware that our directors and executive officers and existing stockholders may have interests that may be different from, or in addition to, the interests of other of our stockholders. In particular, one of our shareholders and its affiliate, which together beneficially own less than 10% of our voting securities, participated in the original Convertible Note offering and the Private Offering. We expect that these shareholders will participate in this Second Notes Offering. If either of these shareholders would, by virtue of the issuance of any Conversion Shares and Warrant Shares upon conversion of their respective future Convertible Notes and Warrants acquire rights to more than 19.99% of the voting power of the Company, the Company would seek further stockholder approval.

Further Information

The terms of the Securities Purchase Agreement, the Registration Rights Agreement, and the Warrants expected as part of the Second Notes Offering are only briefly summarized above. For further information, please refer to the forms of the previous Securities Purchase Agreement, the Registration Rights Agreement, and the Warrants, which were filed with the SEC as exhibits to our Current Report on Form 8-K filed on July 16, 2024 and are incorporated herein by reference. The Company believes that the terms and conditions of the Second Notes Offering (other than the initial conversion and exercise prices, which will be equal to or greater than $1.00 per share) will be substantially similar to the terms and conditions of the original Notes Offering described in Proposal 4, The discussion herein is qualified in its entirety by reference to the filed documents.

Vote Required and Board’s Recommendation

Nasdaq Listing Rule 5635(d) generally requires us to obtain stockholder approval prior to issuing 20% or more of our outstanding shares of Common Stock below the Minimum Price in the Second Notes Offering. The approval of this Proposal requires the affirmative vote of the holders of a majority of the voting power of the shares present in person or by proxy at the special meeting and entitled to vote on this Proposal. Abstentions will have the effect of a vote against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the vote for or against this proposal. Holders of Convertible Notes and Warrants, as such, are not entitled to vote the underlying shares of common stock on this Proposal. Holders of the shares of Common Stock acquired in the Private Investment may not be entitled to vote such shares on this Proposal.

The Board recommends a vote “FOR” the future issuance of shares of our common stock upon conversion of convertible notes and exercise of warrants, in an amount equal to or in excess of 20% of our common stock outstanding, at prices below the Minimum Price, in satisfaction of the Nasdaq Listing Rule 5635(D), including any amortization payments made to the holders of Notes in the form of issuance of shares of common stock and upon the operation of anti-dilution and other adjustment provisions contained in such Convertible Notes and Warrants to be issued in the Second Notes Offering, and proxies solicited by the board will be voted in favor of the proposal unless a stockholder indicates otherwise in the proxy.

PROPOSAL NO. 8 – APPROVE POTENTIAL AMENDMENT TO THE CERTIFICATE OF INCOPORATION OF SCWORX CORP. TO EFFECT REVERSE STOCK SPLIT ON AN “AS NEEDED” BASIS

We are asking shareholders to approve at the Annual Meeting a potential amendment to the Company’s certificate of incorporation, if needed at a future date to maintain a minimum bid price of at least $1.00 per share, to effect a reverse stock split of the issued shares of the Company’s common stock, in the ratio sufficient in the judgment of the Board of Directors to result in a minimum bid price of the Company’s common stock of at least $1.00 per share (the reverse stock split ratio will be in the range of between 1/2 and 1/15 where the numerator is the number of new shares being issued (“Stock Split Proposal”) and the denominator is the number of shares outstanding for which such number of new shares is being issued. By way of illustration, if the reverse split ratio is 1/3, then 1 new share will be issued in replacement for every 3 shares outstanding, so that if there were 3 million shares outstanding pre-split, there would be 1million shares outstanding post-split.

Because the Board of Directors cannot predict with any certainty how the Company’s stock price may react to a future reverse stock split, the Board anticipates setting a reverse split ratio at a level mathematically calculated to result in a stock price above the minimum requirement of $1.00 per share. For example, if the Company’s stock price were $0.20 per share, to achieve a $1.00 post-split price, the theoretical reverse split ratio would be at least 1/5 ($1.00/$0.20). In this example, for the reasons described herein, the Board of Directors might set the reverse stock split ratio at 1/10 or some other ratio based on the considerations described herein.

Stockholder approval of the Stock Split Proposal is required by the Delaware General Corporation Law. Upon the effectiveness of the amendment to the certificate of incorporation of the Company effecting the reverse stock split, the issued shares of the Company’s common stock immediately prior to the split effective time will be reclassified into a smaller number of shares such that a Company shareholder will own that number of shares equal to the quotient of the number of shares of issued common stock held by that shareholder immediately prior to the split effective time, divided by the denominator of the reverse split ratio.

The Company’s board of directors approved a proposed amendment to the certificate of incorporation of the Company affecting the reverse stock split for the following reason:

●	the board of directors believes effecting the reverse stock split would be an effective means to increase the per share price of the Company’s common stock to a minimum of at least $1.00 per share if the company’s stock price were to fall below a minimum bid price of $1.00 and would thereby remedy any Nasdaq deficiencies.

If a reverse stock split successfully increases the per share price of the Company’s common stock, the Company’s board of directors believes this increase may increase trading volume in its common stock and facilitate future financings.

A reverse stock split would affect all of the Company’s shareholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of the Company’s shareholders owning a fractional share. Common stock issued pursuant to the reverse stock split will remain fully paid and nonassessable. A reverse stock split would not affect the Company continuing to be subject to the periodic reporting requirements of the Exchange Act.

The Company’s authorized capital stock currently consists of 45,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. A reverse stock split will not change the number of authorized shares of the Company’s common stock or preferred stock, or the par value of the Company’s common stock or preferred stock.

The Company has no current plans, arrangements or understandings to issue shares that will be available and unreserved after the completion of the reverse stock split, other than to satisfy the Company’s current obligations and any obligations that may arise in connection with the Second Notes Offering. In addition, the Company may from time to time seek to finance future cash needs through financings that may take the form of a public or private equity offering. Any such equity financing could occur at any time, including as soon as concurrently with or soon after completion of the reverse split.

The Board of Directors approved the following potential amendment to the Company’s Certificate of Incorporation, as amended:

Effective at 5:00 p.m., Eastern Standard Time, on __________, 202_ (the “Effective Time”), every _________ (__) shares of the Corporation’s common stock (the “Old common stock”) issued and outstanding immediately prior to the Effective Time will be automatically and without any action on the part of the respective holders thereof be combined and converted into one (1) share of common stock of the Corporation (the “New common stock”) (such combination and conversion, the “Reverse Stock Split”).

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the Company’s shareholders approve the amendment to the certificate of incorporation of the Company effecting the reverse stock split, and if the Company’s board of directors determines that effecting a reverse stock split is in the best interests of the Company and its stockholders, the Company will file the certificate of amendment to the certificate of incorporation with the Secretary of State of the State of Delaware. Beginning at the split effective time, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

As soon as practicable after the split effective time, stockholders will be notified that the reverse stock split has been effected. the Company expects that the Company’s transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the Company’s transfer agent. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split shares. Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) unless and until requested to do so.

Fractional Shares

No fractional shares of the Company’s common stock will be issued in connection with the reverse stock split. Stockholders of record who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be reclassified, will be entitled, upon surrender to the exchange agent of certificates representing such shares, to one additional share of the Company’s common stock for each fractional share.

Effect of Approving the Stock Split Proposal

By approving an amendment to the Company’s amended and restated certificate of incorporation effecting the reverse stock split, stockholders will be approving the combination of that number of shares of the Company’s common stock into one share of the Company’s common stock, sufficient in the judgment of the Board of Directors to cause the Company’s stock price to be a minimum of at least $1.00 per share. The Board of Directors cannot predict when or if the need will arise for reverse stock split and so cannot currently predict an exact reverse split ratios. The reverse stock split will be in the range of 1 for 2 and 1 for 15. If a reverse stock split ratio outside of this range is required, the Company will seek further approval of its stockholders.

Required Vote

Approval of the Reverse Stock Split requires the affirmative vote of the holders of a majority of the issued and outstanding shares of the Company’s common stock present and entitled to vote thereon as of the record date at the Annual Meeting of the Company’s shareholders.

The Board recommends a vote FOR the reverse stock split.

CORPORATE GOVERNANCE

Committees and Meetings of Our Board of Directors

The Board held eighteen meetings and took action by consent seven times during our fiscal year ended December 31, 2023 (“Fiscal 2023”). Throughout this period, each member of our Board who was a director in Fiscal 2023 attended or participated in all of the meetings of our Board held during the period for which such person has served as a director, and all of the meetings held by all committees of our Board on which each director served during the periods such director served. Our Board has three standing committees: The Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee.

Compensation Committee. The current members of our Compensation Committee are Mr. Kirchenbauer, Mr. Burke and Mr. Matozzo. Mr. Kirchenbauer is the current Chairman of the Compensation Committee and our board of directors has determined that all of the members of the Compensation Committee are “independent” as defined by the rules of the SEC and Nasdaq rules and regulations. The Compensation Committee operates under a written charter that is posted on our website at www.scworx.com.

The primary responsibilities of our Compensation Committee include:

●	Reviewing and recommending to our Board of the annual base compensation, the annual incentive bonus, equity compensation, employment agreements and any other benefits of our executive officers;

●	Administering our equity-based plans and exercising all rights authority and functions of the Board under all of the Company’s equity compensation plans, including without limitation, the authority to interpret the terms thereof, to grant options thereunder and to make stock awards thereunder; and

●	Annually reviewing and making recommendations to our Board with respect to the compensation policy for such other officers as directed by our Board.

The Compensation Committee meets, as often as it deems necessary, without the presence of any executive officer whose compensation it is then approving.

Our Compensation Committee held one meeting during 2023.

Audit Committee. The current members of our Audit Committee are Mr. Burke, Mr. Kirchenbauer and Mr. Matozzo. Mr. Burke is the Chairman of the Audit Committee, and our board of directors has determined that Mr. Burke is an “Audit Committee financial expert” and that all members of the Audit Committee are “independent” as defined by the rules of the SEC and the Nasdaq rules and regulations. The Audit Committee operates under a written charter that is posted on our website at www.scworx.com.

The primary responsibilities of our Audit Committee include:

●	Appointing, compensating and retaining our registered independent public accounting firm;

●	Overseeing the work performed by any outside accounting firm;

●	Assisting the Board in fulfilling its responsibilities by reviewing: (i) the financial reports provided by us to the SEC, our stockholders or to the general public, and (ii) our internal financial and accounting controls; and

●	Recommending, establishing and monitoring procedures designed to improve the quality and reliability of the disclosure of our financial condition and results of operations.

Our Audit Committee held four meetings during 2023.

Nominating and Corporate Governance Committee.    The current members of our Nominating and Corporate Governance Committee are Mr. Matozzo, Mr. Burke, and Mr. Kirchenbauer. Mr. Matozzo is the Chairman of the Nominating and Corporate Governance Committee. Our board of directors has determined that all of the members of the Nominating and Corporate Governance Committee are “independent” as defined by Nasdaq rules and regulations. The Nominating and Corporate Governance Committee operates under a written charter that is posted on our website at www.scworx.com. The primary responsibilities of our Nominating and Corporate Governance Committee include:

●	Assisting the Board in, among other things, effecting Board organization, membership and function including identifying qualified Board nominees; effecting the organization, membership and function of Board committees including composition and recommendation of qualified candidates; establishment of and subsequent periodic evaluation of successor planning for the chief executive officer and other executive officers; development and evaluation of criteria for Board membership such as overall qualifications, term limits, age limits and independence; and oversight of compliance with applicable corporate governance guidelines; and

●	Identifying and evaluating the qualifications of all candidates for nomination for election as directors.

Our Nominating and Corporate Governance Committee held one meeting and did not take action by consent during 2023.

Potential nominees will be identified by the Board based on the criteria, skills and qualifications determined by the Nominating and Corporate Governance Committee. In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, our Nominating and Corporate Governance Committee will apply criteria including the candidate’s integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. No particular criteria will be a prerequisite or will be assigned a specific weight, nor do we have a diversity policy. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will result in a well-rounded board of directors and allow the Board to fulfill its responsibilities.

The Company has never received from stockholders proposed nominees for director. Pursuant to the Bylaws, any nominations for director made by stockholders must be received no later than 120 calendar days in advance of the first anniversary after the mailing of this proxy statement. In 2023, we did not pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential nominees for our Board. All of the nominees for election at the Meeting are current members of our Board, while one current member is stepping off the board.

Leadership Structure. In his position as Chairman of the Board, Mr. Kirchenbauer is responsible for setting the agenda and priorities of the Board. As President and CEO, Mr. Timothy Hannibal leads our day-to-day business operations and is accountable directly to the full Board. Mr. Christopher Kohler, our CFO, reports to Mr. Hannibal and is responsible for overseeing the financial operations of the Company. We believe that this structure provides an efficient and effective leadership model for the Company.

Risk Oversight. The Board, including the Audit Committee, Compensation Committee and Nominating/Governance Committee, periodically reviews and assesses the significant risks to the Company. Our management is responsible for the Company’s risk management process and the day-to-day supervision and mitigation of risks. These risks include strategic, operational, competitive, financial, legal and regulatory risks. Our Board leadership structure, together with the frequent interaction between our directors and management, assists in this effort. Communication between our Board and management regarding long-term strategic planning and short-term operational practices include matters of material risk inherent in our business.

The Board plays an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. Each of our Board committees is focused on specific risks within their areas of responsibility, but the Board believes that the overall enterprise risk management process is more properly overseen by all of the members of the Board. The Audit Committee is responsible for overseeing the management of financial and accounting risks. The Compensation Committee is responsible for overseeing the management of risks relating to executive compensation plans and arrangements. The Nominating and Governance Committee is responsible for setting standards for and recommending director nominees to the Board and advising the Board about corporate governance matters. While each committee is responsible for the evaluation and management of such risks, the entire Board is regularly informed through committee reports. The Board incorporates the insight provided by these reports into its overall risk management analysis.

The Board administers its risk oversight responsibilities through the Chief Executive Officer and the Chief Financial Officer, who, together with management representatives of the relevant functional areas review and assess the operations of the Company as well as operating management’s identification, assessment and mitigation of the material risks affecting our operations.

The Board has not adopted any policies involving the ability of employees (including officers) or directors to pursue financial instruments or otherwise engage in transactions that hedge or offset (or are designed to hedge or offset) any decrease in the market value of the Company’s Common Stock.

Board Diversity Matrix. The following chart summarizes certain self-identified characteristics of the directors of the Company utilizing the categories and terms set forth in applicable Nasdaq Rules and related guidance:

Board Diversity Matrix (As of November 19, 2024)
Board Size:
Total Number of Directors	4

	Female	Male	Non-Binary	Did not Disclose Gender
Gender:
Directors	-	4	-	-
Number of Directors who identify in Any of the Categories Below:
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian (other than South Asian)	-	-	-	-
South Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	-	4	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Persons with Disabilities	-

The Company has not actively solicited directors to be added to the Board who would broaden the diversity on the Board or otherwise due to the size of the Company and its current directorship needs.

COMMUNICATING WITH OUR BOARD OF DIRECTORS

Our Board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. Timothy Hannibal, our Chief Executive Officer and a director, with the assistance of our outside counsel, has been primarily responsible for monitoring communications from our stockholders and for providing copies or summaries to the other directors as he considers appropriate. Communications are forwarded to all directors if they relate to substantive matters and include suggestions or comments that Mr. Hannibal considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to our Board should address such communications to: SCWorx Corp., c/o Timothy A. Hannibal, Chief Executive Officer, at the address on the first page of this proxy statement.

ATTENDANCE AT STOCKHOLDER MEETINGS

We encourage our directors to attend our stockholders’ meetings.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth information concerning compensation for services rendered in all capacities during 2023 and 2022 awarded to, earned by or paid to our executive officers. The value attributable to any option awards and stock awards reflects the grant date fair values of stock awards calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	$	($)	($)	($)	($)	($)	($)
Timothy Hannibal (1)	2023	250,000	-	-	-	-	27,445	277,445
President, Chief Executive Officer and Director	2022	250,000	-	-	-	-	44,996	294,996

Chris Kohler (2)	2023	108,000	-	-	-	-	4,000	112,000
Chief Financial Officer	2022	90,000	-	-	-	-	-	90,000

(1)	Mr. Hannibal was hired as Chief Revenue Officer on February 1, 2019 and was appointed Interim Chief Financial Officer on June 10, 2020. On August 10, 2020 Mr. Hannibal was appointed President and Chief Operating Officer. On May 28, 2021 Mr. Hannibal was appointed President and Chief Executive Officer.

(2)	Mr. Kohler was hired as Chief Financial Officer on November 1, 2020.

Employee Grants of Plan Based Awards and Outstanding Equity Awards at Fiscal Year-End

Prior to the completion of our initial public offering, our Board of Directors adopted the SCWorx Corp. (formerly, Alliance MMA) 2016 Equity Incentive Plan (the “2016 Plan”) pursuant to which the Company may grant shares of our common stock to the Company’s directors, officers, employees or consultants. Our stockholders approved the 2016 Plan at our annual meeting of stockholders held September 1, 2017, and on January 30, 2019 approved the addition of 3,000,000 post-split shares to be added to the 2016 Plan. On May 24, 2021, our stockholders approved the addition of another 2,000,000 shares to be added to the 2016 Plan. Unless earlier terminated by the Board of Directors, the 2016 plan will terminate, and no further awards may be granted, after July 30, 2026.

As of December 31, 2023, there were no outstanding stock option awards to officers of the Company.

Employment Agreements

Tim Hannibal, currently the Chief Executive Officer of the Company has an employment agreement which was entered into in January 2021.

COMPENSATION OF DIRECTORS

Directors’ Compensation

The following summary compensation table sets forth information concerning compensation for services rendered in all capacities during 2023 and 2022 awarded to, earned by or paid to our directors. The value attributable to any stock option awards reflects the grant date fair values of stock awards calculated in accordance with ASC Topic 718.

		Fees				Non-Equity
		Earned or				Incentive
		Paid in		Stock	Option	Plan	All Other
	Fiscal	Cash	Bonus	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)
Troy Kirchenbauer (1)	2023	-	-	-	-	-	-	-
Chairman and Director	2022	-	-	-	-	-	-	-

Michael Burke (2)	2023	-	-	-	-	-	-	-
Director	2022	-	-	-	-	-	-	-

Alton Irby (3)	2023	-	-	-	-	-	-	-
Former Chairman and Director	2022	-	-	-	-	-	-	-

Vincent Matozzo (4)	2023	-	-	-	-	-	-	-
Director	2022	-	-	-	-	-	-	-

Steven Horowitz (5)	2023	-	-	-	-	-	-	-
Former Director	2022	-	-	-	-	-	-	-

John Ferrara (6)	2023	-	-	27,977	-	-	-	27,977
Former Director	2022	-	-	124,200	-	-	-	124,200

Steven Wallitt (7)	2023	-	-	-	-	-	-	-
Former Director	2022	-	-	110,400	-	-	-	110,400

(1)	Troy Kirchenbauer was appointed as a Director on October 31, 2024.

(2)	Michael Burke was appointed as a Director on March 16, 2021.

(3)	Alton Irby was appointed as a Director on March 16, 2021. Effective May 15, 2024, Mr Irby returned all previously received stock grants to the Company. Mr Irby resigned from the board on October 31, 2024.

(3)	Vincent Matozzo was appointed as a Director on August 17, 2023. Effective May 15, 2024, Mr Matozzo returned all previously received stock grants to the Company.

(5)	Steven Horowitz was appointed as a Director on August 11, 2021. Effective May 15, 2024, Mr Horowitz returned all previously received stock grants to the Company. Mr Horowitz resigned from the board on October 31, 2024

(6)	John Ferrara was appointed as a Director on August 11, 2021. Mr Ferrera resigned as a director effective August 18, 2023

(7)	Steven Wallitt was appointed as a Director on October 4, 2019. Mr Wallitt’s service was not continued effective approval of the Company’s proxy statement nominations at our shareholder meeting held December 22, 2022.

We do not have a formal plan for compensating our directors for their service in their capacity as directors. However, during 2023, our directors each received the following awards:

●	70,000 Restricted Stock Units for Independent Directors serving on our Board

●	10,000 Restricted Stock Units for Independent Directors serving on a committee

●	10,000 Restricted Stock Units for Independent Directors chairing a committee

●	10,000 Restricted Stock Units for Independent Directors serving as Chairman

In May of 2024, the board of directors each elected to return all previously received share-based compensation to the Company

Currently, Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. The board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. Other than indicated above, no director received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments during 2023 or 2022.

Directors, Executive Officers and Corporate Governance

The current members of our Board and our executive officers, together with their respective ages and certain biographical information are set forth below. Directors hold office until the next annual meeting of our stockholders and until their successors have been duly elected and qualified. Our executive officers are elected by and serve at the designation and appointment of the board of directors.

Name	Age	Position
Troy Kirchenbauer(1)(2)(3)	54	Chairman of the Board of Directors
Timothy A, Hannibal	56	Chief Executive Officer and Director
Vincent Matozzo(1)(2)(3)	71	Director
Michael Burke(1)(2)(3)	67	Director
Chris Kohler	44	Chief Financial Officer

(1)	A member of the Audit Committee.
(2)	A member of the Compensation Committee.
(3)	A member of the Nominating and Corporate Governance Committee.

The following is a summary of the business experience of each of our executive officers.

Timothy A. Hannibal. Mr. Hannibal is a seasoned technology executive and entrepreneur, with nearly 30 years’ experience in SaaS and cloud technology, driving revenue, go-to-market strategies, business development and mergers and acquisitions. Mr. Hannibal joined the Company in January 2019 and currently serves as its Chief Executive Officer. Prior to joining the Company, Mr. Hannibal was an employee at Primrose Solutions (the predecessor to SCWorx) which he joined in September of 2016. At Primrose, Mr. Hannibal was responsible for overseeing marketing, sales and operations, including executing the Company’s business plan. Mr. Hannibal has a successful track record of growth and management at both startup and national companies.

Mr. Kohler, has over 15 years of experience serving in a wide variety of roles in the finance and accounting sectors. Mr. Kohler is the founder and CEO of Kohler Consulting, Inc., which he founded in 2012. The firm, through Mr. Kohler, provides outsourced CFO and advisory services to private and public companies, with a focus on small cap and start-up businesses.

There are no family relationships between any of the director nominees or executive officers named in this proxy statement.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial statements of beneficial ownership, statements of changes in beneficial ownership and annual statements of changes in beneficial ownership with respect to their ownership of the Company’s securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of such reports filed with the SEC, and on written representations by our officers and directors regarding their compliance with the applicable reporting requirements under Section 16(a) of the Exchange Act, and without conducting an independent investigation of our own, we believe that with respect to the fiscal year ended December 31, 2023, our officers and directors, and all of the persons known to us to beneficially own more than 10% of our common stock filed all required reports on a timely basis.

REPORT OF THE AUDIT COMMITTEE

In the course of our oversight of the Company’s financial reporting process, we have: (1) reviewed and discussed with management the audited financial statements the year ended December 31, 2023; (2) discussed with the Independent Auditors the matters required to be discussed by the applicable requirements of the Public Accounting Oversight Board and the SEC; and (3) received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the standards of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.

By the Audit Committee of the Board of
Directors of SCWorx Corp.

Troy Kirchenbauer

Michael Burke

Vincent Matozzo

INFORMATION CONCERNING OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Astra Audit and Advisory, LLC (“Astra”), an independent registered public accounting firm, to audit our financial statements for the years ended December 31, 2023 and 2022.

BF Borgers CPA PC served as our independent registered public accounting firm from April 2021 through May 2024 at which time the US Securities and Exchange Commission (“Commission”) entered an Order denying BF Borgers CPA PC (“BF Borgers”) the privilege of appearing or practicing before the Commission as an accountant. The Company subsequently terminated BF Borgers as its independent registered public accounting firm.

During 2023 and 2022, fees for services provided by Astra Audit and Advisory, LLC were as follows:

For the year ended December 31,
	2023	2022
Audit Fees	$-	$-
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$-	$-

During 2023 and 2022, fees for services provided by BF Borgers CPA PC were as follows:

	For the year ended December 31,
	2023	2022
Audit Fees	$192,500	$179,400
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$192,500	$179,400

Audit Fees

Audit fees for 2023 and 2022 include amounts related to the audit of our annual consolidated financial statements and quarterly review of the consolidated financial statements included in our Quarterly Reports on Form 10-Q.

Audit Related Fees

Audit Related Fees include amounts related to accounting consultations and services.

Tax Fees

Tax Fees include fees billed for tax compliance, tax advice and tax planning services.

All Other Fees

The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Audit Committee Pre-Approval Policies and Procedures

Currently, the audit committee acts with respect to audit policy, choice of auditors, and approval of out of the ordinary financial transactions. The audit committee pre-approves all services provided by our independent registered public accounting firm. All of the above services and fees were reviewed and approved by the audit committee before the services were rendered.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our policy is to enter into transactions with related parties on terms that are on the whole no less favorable to us than those that would be available from unaffiliated parties at arm’s length. Based on our experience in the business sectors in which we operate and the terms of our transactions with unaffiliated third parties, we believe that all of the transactions described below met this policy standard at the time they occurred.

At December 31, 2023 and 2022, the Company had amounts due to officers in the amount of $149,838 and $153,838, respectively.

During September 2021, the Company’s former CEO (also a significant shareholder) advanced $100,000 in cash to the Company for short term capital requirements. This amount is non-interest bearing and payable upon demand. The Company had balances of $67,622 and $100,000 included in stockholder advance on the Company’s consolidated balance sheets as of December 31, 2023 and 2022, respectively.

Between May 24, 2023 and November 29, 2023, the Company’s CFO advanced an aggregate $193,558 in cash to the Company for short term capital requirements. As of December 31, 2023, all advanced amounts have been repaid.

The above amounts and terms are not necessarily what third parties would agree to.

STOCKHOLDER PROPOSALS

We intend to mail this proxy statement, the accompanying proxy card and the 2023 annual report on or about December 6, 2024 to all stockholders of record that are entitled to vote. Stockholders who wish to submit proposals for inclusion in our proxy statement and form of proxy relating to our next annual meeting of stockholders must advise our Secretary of such proposals in writing by August 9, 2024, or 120 days prior to the one-year anniversary of the mailing of this proxy statement.

Stockholders who wish to present a proposal at our next annual meeting of stockholders without inclusion of such proposal in our proxy materials must advise our Secretary of such proposals in writing by August9, 2024.

If we do not receive notice of a stockholder proposal within this timeframe, our management will use its discretionary authority to vote the shares they represent, as the Board may recommend. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of November 19, 2024, with respect to the beneficial ownership of the outstanding Common Stock held by (1) each person known by us to be the beneficial owner of more than 5% of our Common Stock; (2) our current directors; (3) each of our named executive officers; and (4) our executive officers and current directors as a group. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Unless otherwise indicated, the address for each of the below persons is c/o SCWorx Corp., 100 S Ashley Dr, Suite 100, Tampa, FL 33602.

Named Executive Officers and Directors	Common Stock	Preferred Stock	Options/ Warrants	Total	Percentage Ownership
Current (as of November 19, 2024)
Timothy Hannibal	54,788	—	—	54,788	2.9%
Chris Kohler	6,983	—	—	6,983	*
Troy Kirchenbauer	—	—	—	—	*
Vincent Matozzo	—	—	—	—	*
Michael Burke	—	—	—	—	*
Directors and Executive Officers as a Group (5 persons)	61,771	—	—	61,771	2.9%

Former
Steven Wallitt	—	5,000	—	5,000	*
Alton Irby	—	—	—	—	*
John Ferrara	—	—	—	—	*
Steven Horowitz	—	—	—	—	*

*	Represents beneficial ownership of less than 1% of our outstanding stock.
(1)	In determining beneficial ownership of our common stock as of a given date, the number of shares shown includes shares of common stock that may be acquired upon the exercise of stock options within 60 days of November 19, 2024. In determining the percent of common stock owned by a person or entity on November 19, 2024, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which may be acquired within 60 days of November 19, 2024 upon the exercise of stock options, and (b) the denominator is the sum of (i) the total shares of common stock outstanding on November 19, 2024 and (ii) the total number of shares that the beneficial owner may acquire upon exercise of stock options within 60 days of November 19, 2024. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o SCWorx Corp., 100 S Ashley Dr. Suite 100, Tampa, FL 33602.

MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the address shown on the first page of this proxy statement. If you want to receive separate copies of the annual report and any proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact us at the address shown on the first page of this proxy statement or by email at ir@scworx.com.

OTHER MATTERS

As of the date of this proxy statement, our management knows of no matter not specifically described above as to any action which is expected to be taken at the Meeting. The persons named in the enclosed proxy, or their substitutes, will vote the proxies, insofar as the same are not limited to the contrary, in their best judgment, with regard to such other matters and the transaction of such other business as may properly be brought at the Meeting.

IF YOU HAVE NOT VOTED BY INTERNET, PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By Order of the Board of Directors

/s/ Timothy A. Hannibal
Timothy A. Hannibal
Chief Executive Officer and Director

Tampa, Florida

December 6, 2024

SCWORX CORP.

ANNUAL MEETING OF STOCKHOLDERS

December 23, 2024

PROXY CARD

THE FOLLOWING PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SCWORX CORP.

The undersigned stockholder of SCWorx Corp. (the “Company”) hereby appoints Timothy A. Hannibal, as proxy and attorney of the undersigned, for and in the name(s) of the undersigned, with full power of substitution, to attend the annual meeting of stockholders of the Company (the “Stockholders Meeting”) to be held on December 23, 2024, at the Regus conference room at 35Village Rd, Suite 100, Middleton, MA 01949 , and any adjournment thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the Stockholders Meeting with all powers possessed by the undersigned if personally present at the Stockholders Meeting, including, without limitation, to vote and act in accordance with the instructions set forth below. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and revokes any proxy heretofore given with respect to such meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED BELOW. IF THIS PROXY CARD IS EXECUTED BUT NO INSTRUCTION IS GIVEN WITH RESPECT TO ANY PROPOSAL SPECIFIED HEREIN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” EACH NOMINEE IN PROPOSAL NO. 1, “FOR” PROPOSAL NO. 2, “FOR” PROPOSAL NO. 3, “FOR” PROPOSAL NO. 4, “FOR” PROPOSAL NO. 5, “FOR” PROPOSAL NO. 6, “FOR” PROPOSAL NO. 7, and “FOR” PROPOSAL NO. 8.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

SCWORX CORP.

December 23, 2024

If you have not voted by internet, please sign, date and mail your proxy card in the envelope provided as soon as possible.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF
THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3, 4, 5, 6, 7 AND 8.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE
MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Stockholders Meeting.

1.	Proposal No. 1 — To elect four directors to serve until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified:

FOR ALL NOMINEES Tim Hannibal Troy Kirchenbauer Vincent Matozzo Michael Burke

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT ☐ Troy Kirchenbauer ☐ Vincent Matozzo ☐ Tim Hannibal ☐ Michael Burke

2.	Proposal No. 2 — To consider and vote, on a non-binding, advisory basis, upon the compensation of those of our executive officers listed in the Summary Compensation Table appearing elsewhere in this proxy statement, or our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Proposal No. 3 — To ratify the selection of Astra Audit & Advisory, LLC, as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	Proposal No. 4 — A proposal to authorize and approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our Common Stock upon conversion of convertible notes and exercise of warrants issued by us pursuant to the terms of that certain Securities Purchase Agreement, dated July 16, 2024 (the “Issuance Proposal”), by and among the Company and the investors named therein in an amount equal to or in excess of 20% of our Common Stock outstanding before the issuance of such stock and warrants and at prices below the Minimum Price, all as more fully described in the accompanying Proxy Statement	FOR ☐	AGAINST ☐	ABSTAIN ☐

	5.	Proposal No. 5 — A proposal to authorize and approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our Common Stock, pursuant to a certain settlement agreement dated July 15, 2024 (the “Settlement Agreement”) in an amount which may be equal to or in excess of 20% of our Common Stock outstanding before the issuance of such stock and at prices below the Minimum Price, all as more fully described in the accompanying Proxy Statement	FOR ☐	AGAINST ☐	ABSTAIN ☐

	6.	Proposal No. 6 — A proposal to authorize and approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of common stock, including upon exercise of warrants issued by us pursuant to the terms of that certain Securities Purchase Agreement, dated November 19, 2024 (the “Private Investment”), by and among the Company and the investors named therein in an amount equal to or in excess of 20% of our Common Stock outstanding and at prices below the Minimum Price, all as more fully described in the accompanying Proxy Statement	FOR ☐	AGAINST ☐	ABSTAIN ☐

	7.	Proposal No. 7 — A proposal to authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our Common Stock upon conversion of convertible notes and exercise of warrants to be issued by us pursuant to the terms of Securities Purchase Agreement at a date within 60 days of approval (the “Second Issuance Proposal”), by and among the Company and the investors named therein in an amount equal to or in excess of 20% of our Common Stock outstanding at prices below the Minimum Price, but not below $1.00 per share, all as more fully described in the accompanying Proxy Statement	FOR ☐	AGAINST ☐	ABSTAIN ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	8.	Proposal No. 8 — To consider and act upon a proposed amendment of the Company’s certificate of incorporation to effect, at the discretion of our board of directors, a reverse stock split of the Company’s Common Stock, in the range of 1 for 2 and 1 for 15, if the minimum bid price of $1.00 is not maintained and the company receives a notice of deficiency from Nasdaq, all as more fully described in the accompanying Proxy Statement	FOR ☐	AGAINST ☐	ABSTAIN ☐

Signature of stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.